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                                                Filed Pursuant to Rule 424(b)(4)
                                                      Registration No. 333-76144

                            PROSPECTUS SUPPLEMENT
                                      to
          Prospectus dated February 19, 2002 and supplemented by the
        Prospectus Supplements, dated March 13, 2002, April 22, 2002,
         April 25, 2002, April 30, 2002, May 13, 2002, May 17, 2002,
                   November 14, 2002, and November 21, 2002

                                       of
                                  FINDWHAT.COM

     Kim R. Dinkel ("Mr. Dinkel") sold the following number of shares of our common stock on the following dates at the per share prices set forth below:

- 1,000 shares at $5.00 per share on November 21, 2002, and
- 2,000 shares at $5.50 per share on November 22, 2002.

This sale was effected by Morgan Stanley, as agent, at a total commission charge of $0.00. Immediately following this sale, Mr. Dinkel beneficially owned 6,500 shares of our common stock.

     On November 21, 2002, the closing price per share of our common stock on the Nasdaq SmallCap Market was $5.65.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SHARES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

          The date of this Prospectus Supplement is November 22, 2002.